AMENDMENT NO. 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

This AMENDMENT NO. 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 26, 2007 (this “Amendment”), is among RESIDENTIAL FUNDING COMPANY, LLC, a Delaware limited liability company (“RFC”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacity as trustee for the RALI Series 2006-QO9 Trust and grantor trust trustee for RALI Grantor Trust I-A, Series 2006-QO9 (the “Trustee”), and RESIDENTIAL ACCREDIT LOANS, INC., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in the Assignment and Assumption Agreement dated as of November 29, 2006 (the “Existing Agreement”), between RFC and the Trustee, in its capacity as trustee for the RALI Series 2006-QO9 Trust and grantor trust trustee for RALI Grantor Trust I-A, Series 2006-QO9, as assignee of the Company.

Recitals

A.    RFC and the Company entered into the Existing Agreement, and the Company assigned its rights under the Existing Agreement to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006, among RFC, the Company and the Trustee.

B.           A Certificateholder has requested that RFC, the Company and the Trustee amend the Existing Agreement to provide for additional representations and warranties from RFC, and RFC has agreed to provide such additional representations and warranties.

C.           RFC, the Company and the Trustee desire to amend the Existing Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.	Amendments.

(a)          Section 4 of the Existing Agreement is hereby amended by inserting the following after clause (rr) of Section 4:

(ss) With respect to each Group II Loan, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Group II Loan.

(tt) No refinance or purchase money Group II Loan in the trust has an annual percentage rate or total points and fees that exceed the thresholds set by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii).

(b)          The last paragraph of Section 4 of the Existing Agreement is hereby amended by replacing such last paragraph in its entirety with the following:

Upon discovery by RFC or upon notice from the Company or the Trustee of a breach of the foregoing representations and warranties in respect of any Mortgage Loan which materially and adversely affects the interests of any holders of the Certificates or of the Company in such Mortgage Loan or upon the occurrence of a Repurchase Event (hereinafter defined), notice of which breach or occurrence shall be given to the Company by RFC, if it discovers the same, RFC shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or, either (i) purchase such Mortgage Loan from the Trustee or the Company, as the case may be, at a price equal to the Purchase Price for such Mortgage Loan or (ii) substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan in the manner and subject to the limitations set forth in Section 2.04 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, it is understood by the parties hereto that a breach of the representations and warranties made in any of clause (bb), (cc), (dd), (ee) and (gg) through (tt) of this Section 4 with respect to any Group II Loan will be deemed to materially and adversely affect the interests of the Holders of the Certificates in the related Mortgage Loan. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 4 was the representation and warranty set forth in clause (k) of this Section 4, then RFC shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment.

SECTION 2.	Effect of Amendment.

Upon execution of this Amendment, the Existing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties thereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Existing Agreement (as applicable) for any and all purposes. Except as modified and expressly amended by this Amendment, the Existing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 3.	Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto (and any Certificateholder) and each of their respective successors and assigns.

SECTION 4.	Governing Law.

his Amendment shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 5.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Certificates or the rights of the Certificateholders.

SECTION 6.	Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 7.	Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 8.	Trustee Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by the Trustee, not individually or personally but solely in its capacity as Trustee in the exercise of the powers and authority conferred and vested in it as the assignee of the Company under the Existing Agreement, (ii) each of the representations, undertakings and agreements by Trustee is made and intended for the purpose of binding only the RALI Series 2006-QO9 Trust and RALI Grantor Trust I-A, Series 2006-QO9 (together, the “Trusts”), (iii) nothing herein contained shall be construed as creating any liability for Trustee, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iv) under no circumstances shall Trustee be personally liable for the payment of any indebtedness or expenses of the Trusts, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trusts under this Amendment, the Pooling and Servicing Agreement or any related document.

[Signature Pages Follow]

IN WITNESS WHEREOF, RFC, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

RESIDENTIAL FUNDING COMPANY, LLC By: /s/ Jeffrey Blaschko Name: Jeffrey Blaschko Title: Associate
RESIDENTIAL ACCREDIT LOANS, INC. By: /s/ Heather Anderson Name: Heather Anderson Title: Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: /s/ Karlene Benvenuto Name: Karlene Benvenuto Title: Authorized Signer By: /s/ Marion Hogan Name: Marion Hogan Title: Associate